ANDERSEN ANDERSEN & STRONG, L.C. Certified Public Accountants and Business Consultants	941 East 3300 South, Suite 202 Salt Lake City, Utah 84106 Telephone 801 486-0096 Fax 801 486-0098

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We have issued an audit report dated April 24, 2002 for the year ended December 31, 2001 for The Enternainment Internet, Inc. included in the registration statement form SB-2. We hereby consent to the use of these financial statements in the aforementioned report.

s/ Andersen Andersen and Strong L.C.

November 21, 2004
Salt Lake City, Utah